                                                                    EXHIBIT 23.2

TO:     The Securities and Exchange Commission


RE:     Inforum Communications, Inc. (formerly known as Skylynx Communications,
        Inc.)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 3 to Registration Statement on Form SB-2 of Inforum Communications, Inc. (formerly known as Skylynx Communications, Inc.) of our report for InterAccess Corp. dated April 16, 1999 for the period ended December 31, 1998.



/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
May 10, 2000